UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2012

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(Address of Principal Executive Offices)

(919) 859-1302

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On October 17, 2012, BioCryst Pharmaceuticals, Inc. (“BioCryst”) entered into a definitive Merger Agreement (as it may be amended from time to time, the “Merger Agreement”) with Presidio Pharmaceuticals, Inc. (“Presidio”), and S Sub, Inc., a direct wholly owned subsidiary of BioCryst (“Merger Sub”). In addition, BioCryst entered into a definitive financing agreement (as it may be amended from time to time, the “Investor Financing Agreement”) with certain shareholders of Presidio (the “Investors”) providing for the Investors’ purchase of $25,000,000 of newly issued shares of BioCryst common stock, par value $0.01 per share concurrently with the closing of the Merger (the “Investor Financing”).

Merger Agreement

The Merger Agreement provides, upon the terms and subject to the conditions set forth therein, for BioCryst to acquire Presidio through the merger of Merger Sub with and into Presidio (the “Merger”), with Presidio surviving the merger as a wholly owned subsidiary of BioCryst. At the time the Merger is effective, and subject, among other things, to potential adjustment based on Presidio’s working capital and the amount of financial and other advisors’ fees Presidio incurs in connection with the Merger, BioCryst will issue a total of 24,500,000 shares of its common stock, par value $0.01 per share (the “Transaction Consideration”) to Presidio’s shareholders in the Merger and to the Investors in the Investor Financing. Of the Transaction Consideration, (1) BioCryst will issue to the Investors a number of shares equal to $25,000,000 divided by the Additional Equity Offering Price (defined below) and (2) BioCryst will issue the remaining Transaction Consideration (the “Merger Consideration”) to holders of Presidio’s common and preferred stock, and holders of stock options, in exchange for all of the outstanding common and preferred stock and outstanding stock options of Presidio. Ten percent of the Merger Consideration will be set aside for certain officers, employees and consultants of Presidio pursuant to a management success and retention plan between Presidio and the recipients of such stock. The per share Merger Consideration payable to Presidio’s shareholders pursuant to the Merger Agreement will be determined pursuant to formulas contained in the Merger Agreement based on the average closing price of BioCryst common stock for the twenty day period prior to the closing date of the Merger.

Subject to the terms and conditions of the Merger Agreement, BioCryst has agreed to use commercially reasonable efforts to raise at least $35 million through one or more offerings of BioCryst common stock on commercially reasonable terms (the “Additional Equity Offering”). Completion of the Additional Equity Offering is a condition to completion of the Merger and the Investor Financing, and BioCryst will not complete the Additional Equity Offering if the Merger and Investor Financing are not completed.

Pursuant to the Merger Agreement, the Board of Directors of BioCryst from and after the closing of the transactions contemplated by the Merger Agreement (the “Closing”) will consist of three Presidio designees and six BioCryst designees. In addition, Baker Brothers Life Sciences, L.P. (“Baker Brothers”) will have the option to nominate one additional director to the Board at any time prior to the first anniversary of the closing date. Following the Closing, Mr. Jon P. Stonehouse, BioCryst’s current President and Chief Executive Officer, will continue as the Chief Executive Officer of BioCryst, and Mr. Kenneth Galbraith, currently the Chairman of the Board of Presidio, will be appointed the non-executive Chairman of the Board of BioCryst. The parties have agreed that, at the time the Merger is completed, BioCryst will change its name to a new name that is distinct from “BioCryst” and “Presidio.”

The Closing will occur on the later of (1) the fifth business day after satisfaction (or waiver) of the conditions to Closing and (2) the fourth business day after the date on which BioCryst prices and secures commitments for the Additional Equity Offering. The Closing is conditioned, among other things, on: concurrent closing of the Investor Financing and the Additional Equity Offering; BioCryst shareholder approval of the issuance of shares in connection with the transactions; material compliance by each party with all covenants; the accuracy of each party’s representations and warranties, subject to certain materiality thresholds; and an absence of injunctions or orders that prohibit or restrain the consummation of the Merger.

The Merger Agreement also provides for certain termination rights for both BioCryst and Presidio, including termination by either party if the Merger is not consummated by January 31, 2013 (unless such date is extended by mutual agreement to April 30, 2013) or in connection with an unsolicited superior proposal. Upon termination of the Merger Agreement under specified circumstances, BioCryst or Presidio may be required to pay the other party a termination fee of $10 million.

If the Merger does not close by January 31, 2013, BioCryst is obligated to loan funds to Presidio sufficient to cover Presidio’s operating expenses, up to a maximum of $2 million per month and $6 million in the aggregate, until the earlier of (i) April 30, 2013 and (ii) termination of the Merger Agreement. However, if the parties have not extended the deadline for consummation of the Merger to April 30, 2013, then under certain circumstances, BioCryst’s funding obligation will continue for the remainder of the month in which either party validly provides notice of termination and the portion of the next month that is within 30 days of the termination notice.

Each of BioCryst and Presidio has made customary representations, warranties and covenants in the Merger Agreement, including, among others, that each of BioCryst and Presidio will (1) conduct its business in the ordinary course consistent with past practice between the execution of the Merger Agreement and the earlier of the Closing or termination of the Merger Agreement; and (2) not engage in certain types of transactions during such period, including grants, agreements or transactions with respect to the licensing or in-licensing of intellectual property, subject to certain exceptions in preapproved circumstances.

Each of BioCryst and Presidio has agreed to limited indemnification obligations to each other. At Closing, 2,450,000 shares of BioCryst common stock of the total 24,500,000 Transaction Consideration amount will be deposited into an escrow account to fund any indemnification claims made by BioCryst against Presidio. With some exceptions, Presidio’s post-closing indemnification liability is limited to the 2,450,000 escrowed shares. BioCryst’s indemnification liability to Presidio is similarly limited to 2,450,000 shares (the “Indemnity Cap”), with some exceptions. Indemnification claims generally may be made for up to one year from Closing, although some types of claims will survive for longer periods of time.

Shares of BioCryst common stock issued in the Merger and the Investor Financing are subject to transfer restrictions during the first 180 days after the Closing (the “Lock-Up”). Subject to some exceptions, during the period beginning on the closing date and ending: (1) 90 days following the closing date, no holder of such shares may, directly or indirectly, transfer in excess of 25% of the total number of BioCryst shares received by it in the Merger and the Investor Financing (the “Restricted Shares”); (2) 120 days following the closing date, no holder of such shares may, directly or indirectly, transfer (cumulatively, including amounts transferred pursuant to clause (1)) in excess of 50% of the total number of Restricted Shares received by it; and (3) 150 days following the closing date, no holder of such shares may, directly or indirectly, transfer (cumulatively, including amounts transferred pursuant to clauses (1) and (2)) in excess of 75% of the total number of Restricted Shares received by it. Following the 180-day anniversary of the closing date, all or any portion of the Restricted Shares may be transferred without restriction under the Merger Agreement.

Voting and Post-Closing Lock-Up Agreement

Also on October 17, 2012, and in connection with the Merger Agreement and Investor Financing Agreement, BioCryst entered into a definitive Voting and Post-Closing Lock-Up Agreement (the “Voting Agreement”) with Presidio stockholders (collectively, the “Stockholders”) holding sufficient Presidio common and preferred stock to assure receipt of the Presidio stockholder approvals necessary for the Merger. Pursuant to the Voting Agreement, subject to the terms set forth therein, the Stockholders agree to (1) vote in favor of the Merger Agreement and consummation of the Merger and against any action that would compete with or impede the Merger; and (2) exercise a contractual power the Stockholders possess under an agreement with the other Presidio shareholders to require such other holders of Presidio common stock to approve the Merger Agreement and the Merger. The Stockholders’ voting commitment will terminate at the closing of the Merger, or, if earlier, the termination of the Merger Agreement in accordance with its terms. In addition, Stockholders who own convertible promissory notes issued by Presidio irrevocably have consented to the conversion of such notes into preferred stock of Presidio, which stock will be exchangeable for the Merger Consideration to be paid in the Merger.

Subject to the terms of the Voting Agreement, the Stockholders agree to restrictions on conduct, with specified exceptions, including: (1) a prohibition on disposal of their Presidio shares and notes (or beneficial ownership, or any interest in them); and (2) a prohibition on soliciting or negotiating competing transactions. BioCryst, Presidio and the Stockholders have made customary representations, warranties and covenants in the Voting Agreement. Additionally, the Voting Agreement contains a Lock-Up provision consistent with the terms of the Merger Agreement.

Investor Financing Agreement

The Investors have agreed, subject to the terms and conditions of the Investor Financing Agreement, to purchase $25 million in shares of BioCryst common stock. The shares to be issued to the Investors pursuant to the Investor Financing Agreement will be issued concurrently with the closing of the Merger at a price equal to the price of the shares issued in the contemplated BioCryst equity offering (the “Additional Equity Offering Price”), and therefore the price per share and exact number of shares to be purchased by the Investors pursuant to the Investor Financing Agreement cannot be determined at this time. The issuance of the shares is subject to the satisfaction or waiver of certain conditions, including the concurrent closing of the Additional Equity Offering and the Merger.

Pursuant to the Investor Financing Agreement, BioCryst has made representations and warranties to the Investors that are substantially identical to the representations and warranties made by BioCryst in the Merger Agreement. BioCryst’s indemnification obligations under the Investor Financing Agreement are subject to an indemnity cap of 10% of the investment amount (determined on a cumulative basis with the Merger Agreement such that, with some exceptions, BioCryst’s indemnification obligations under both the Merger Agreement and Investor Financing Agreement cannot, taken together, exceed the Indemnity Cap under the Merger Agreement).

The parties to the Investor Financing Agreement also entered into a related agreement (the “Side Agreement”) providing that, subject to the terms and conditions of the Side Agreement, if any Investor fails to purchase the number of shares of BioCryst common stock that the Investor committed to purchase under the Investor Financing Agreement, the other Investors may elect to fulfill the failing Investor’s commitment, in which case the failing Investor forfeits its right to purchase BioCryst shares in the Investor Financing Agreement and must forfeit to the funding Investors the BioCryst shares the failing Investor would have otherwise received in the Merger in respect of its Presidio shares. In certain circumstances, BioCryst itself may elect to fulfill the failing Investor’s obligations under the Investor Financing Agreement, in which case BioCryst, rather than the other Investors, would reclaim or retain any BioCryst shares the failing Investor otherwise would have received in the Merger.

*        *        *

The foregoing summaries of the Merger Agreement, Investor Financing Agreement, Voting Agreement and Side Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, Investor Financing Agreement, Voting Agreement and Side Agreement, which are filed as Exhibits 2.1, 2.2, 2.3 and 2.4, respectively, and are incorporated herein by reference.

The Merger Agreement, Investor Financing Agreement, Voting Agreement and Side Agreement and the above descriptions of those agreements have been included to provide investors and security holders with information regarding the terms of the Merger, and are not intended to provide any other factual information about BioCryst, Presidio, or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement, Investor Financing Agreement, Voting Agreement and Side Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the agreements; may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of BioCryst, Presidio or any of their respective subsidiaries, affiliates or businesses.

Item 8.01.	Other Events.

On October 18, 2012, BioCryst management held a conference call to provide information regarding the proposed transaction to analysts and investors. A copy of the transcript of the conference call is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

The information in this report is furnished and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Important Additional Information and Where to Find It

BioCryst intends to file with the SEC a registration statement on Form S-4, which will also include a proxy statement and prospectus with respect to the proposed acquisition of Presidio. The final proxy statement/prospectus will be mailed to the stockholders of BioCryst. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed transaction carefully and in its entirety when it becomes available because it will contain important information regarding BioCryst, Presidio and the proposed merger. Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about BioCryst, without charge, at the SEC’s website (http://www.sec.gov/). Investors may also obtain these documents, without charge, from BioCryst’s website at http://investor.shareholder.com/biocryst/sec.cfm.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities in the equity financing.

Participants in the Merger Solicitation

BioCryst and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders with respect to the transactions contemplated by the merger agreement. Information regarding BioCryst’s directors and executive officers is contained in BioCryst’s 2011 Annual Report on Form 10-K filed with the SEC on March 6, 2012 and its definitive proxy statement filed with the SEC on April 9, 2012 in connection with its 2012 meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

BioCryst Forward-Looking Statements

This Current Report contains forward-looking statements, including statements regarding future results, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors which may cause BioCryst’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Some of the factors that could affect the forward-looking statements contained herein include: that the merger might not be completed for any number of reasons, most of which are outside of the control of BioCryst; that BioCryst may not be able to obtain the requisite financing on commercially reasonable terms or that the financing may be raised at prices below the currently prevailing price for BioCryst common stock; that integration of BioCryst and Presidio may prove more challenging than anticipated or that anticipated benefits of the merger may not be achieved, or may be achieved less rapidly than anticipated; the outcome of any legal proceedings that may be instituted against BioCryst or Presidio; risks relating to any unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, economic performance, indebtedness, financial condition, losses and future prospects, business and management strategies or the expansion and growth of Presidio’s operations; BioCryst’s ability to integrate Presidio’s business successfully after the closing of the merger agreement; and the risk that disruptions from the merger agreement will harm BioCryst’s or Presidio’s businesses. There can be no assurance that the proposed merger and financing will in fact be consummated. Other important factors include: that there can be no assurance that BioCryst’s or Presidio’s compounds will prove effective in clinical trials; that development and commercialization of BioCryst’s or Presidio’s compounds may not be successful; that BARDA/HHS may further condition, reduce or eliminate future funding of the peramivir program; that BioCryst, Presidio or licensees may not be able to enroll the required number of subjects in planned clinical trials of its product candidates and that such clinical trials may not be successfully completed; that the companies or licensees may not commence as expected additional human clinical trials with product candidates; that the FDA may require additional studies beyond the studies planned for product candidates or may not provide regulatory clearances which may result in delay of planned clinical trials, clinical hold with respect to such product candidate or the lack of market approval for such product candidate; that ongoing and future preclinical and clinical development may not have positive results; that the companies or licensees may not be able to continue future development of current and future development programs; that such development programs may never result in future product, license or royalty payments being received; that the companies may not be able to retain their current pharmaceutical and biotechnology partners for further development of their product candidates or may not reach favorable agreements with potential pharmaceutical and biotechnology partners for further development of product candidates; that their actual cash burn rate may not be consistent with its expectations; that BioCryst or Presidio may not have sufficient cash to continue funding the development, manufacturing, marketing or distribution of products and that additional funding, if necessary, may not be available at all or on terms acceptable to BioCryst or Presidio. Please refer to the documents BioCryst files periodically with the Securities and Exchange Commission, specifically BioCryst’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and current reports on Form 8-K, all of which identify important factors that could cause the actual results to differ materially from those contained in BioCryst’s projections and forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit Number	Description

2.1	Merger Agreement, dated as of October 17, 2012, by and among Presidio Pharmaceuticals, Inc., BioCryst Pharmaceuticals, Inc., S Sub, Inc., and Shareholder Representative Services LLC, as Holder Representative.*

2.2	Investor Financing Agreement, dated as of October 17, 2012, by and among BioCryst Pharmaceuticals, Inc. and the investors set forth on Schedule 1 thereto.*

2.3	Voting and Post-Closing Lock-Up Agreement, dated as of October 17, 2012, by and among BioCryst Pharmaceuticals, Inc., Presidio Pharmaceuticals, Inc., and each of the individuals or entities listed on Schedule 1 thereto.*

2.4	Side Agreement to Investor Financing Agreement, dated October 17, 2012.

99.1	Transcript of conference call held on October 18, 2012.

*

Certain schedules and exhibits have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. BioCryst will furnish supplemental copies of any such schedules or exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOCRYST PHARMACEUTICALS, INC.

Date: October 22, 2012	By:	/s/ Alane Barnes
	Name:	Alane Barnes
	Title:	General Counsel, Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Merger Agreement, dated as of October 17, 2012, by and among Presidio Pharmaceuticals, Inc., BioCryst Pharmaceuticals, Inc., S Sub, Inc., and Shareholder Representative Services LLC, as Holder Representative.*

2.2	Investor Financing Agreement, dated as of October 17, 2012, by and among BioCryst Pharmaceuticals, Inc. and the investors set forth on Schedule 1 thereto.*

2.3	Voting and Post-Closing Lock-Up Agreement, dated as of October 17, 2012, by and among BioCryst Pharmaceuticals, Inc., Presidio Pharmaceuticals, Inc., and each of the individuals or entities listed on Schedule 1 thereto.*

2.4	Side Agreement to Investor Financing Agreement, dated October 17, 2012.

99.1	Transcript of conference call held on October 18, 2012.

*

Certain schedules and exhibits have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. BioCryst will furnish supplemental copies of any such schedules or exhibits to the U.S. Securities and Exchange Commission upon request.

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